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As filed with the Securities and Exchange Commission on April 18, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Warrior Energy Services Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1389 (Primary Standard Industrial Classification Code Number)	11-2904094 (I.R.S. Employer Identification No.)

100 Rosecrest Lane Columbus, Mississippi 39701 (662) 329-1047 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William L. Jenkins
President
Warrior Energy Services Corporation
100 Rosecrest Lane
Columbus, Mississippi 39701
(662) 329-1047
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
John Geddes, Esq. Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234	William S. Clarke, Esq. William S. Clarke, P.A. 457 North Harrison Street Suite 103 Princeton, New Jersey 08540 (609) 921-3663	Mark Young, Esq. Andrews Kurth LLP 600 Travis Suite 4200 Houston, Texas 77002 (713) 220-4200

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☒ 333-131781

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee

Common Stock, par value $0.0005 per share	$36,995,500(3)	$3,959(4)

(1)
In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the number of shares being registered are not included in this table.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee.

(3)
In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-131781), as amended, is registered hereby.

(4)
The registrant previously registered an aggregate of $185,150,000 in common stock on the Registration Statement on Form S-1 (File No. 333-131781), for which a filing fee of $19,811.05 was previously paid.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        Warrior Energy Services Corporation, a Delaware corporation, is filing this registration statement with respect to the registration of additional shares of its common stock, par value $0.0005 per share, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). This registration statement relates to the public offering of our common stock contemplated by the Registration Statement of Form S-1 (File No. 333-131781), as amended (the "Prior Registration Statement"), which was originally filed by us with the Securities and Exchange Commission (the "Commission") on February 13, 2006 and declared effective by the Commission on April 18, 2006.

        The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

        The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules

        All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

  (a)
  The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
Exhibit 5.1	Opinion of Baker Botts L.L.P.
Exhibit 23.1	Consent of Grant Thornton LLP.
Exhibit 23.4	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, in the State of Mississippi, on April 18, 2006.

WARRIOR ENERGY SERVICES CORPORATION
By:	/s/ WILLIAM L. JENKINS Name: William L. Jenkins Title: President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 18, 2006.

Signature	Title

* William L. Jenkins	President (Principal Executive Officer)
* Ron Whitter	Chief Financial Officer
* Robert J. McNally	Director
* Charles E. Underbrink	Director
* James H. Harrison	Director
*By	/s/ ROBERT J. MCNALLY Robert J. McNally Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 5.1	Opinion of Baker Botts L.L.P.
Exhibit 23.1	Consent of Grant Thornton LLP.
Exhibit 23.4	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS